Exhibit 4.4

DATED 14 DECEMBER 2012

THE REGULATED ENTITIES

THE UNREGULATED ENTITIES

AND

SANTANDER UK PLC

CAPITAL SUPPORT DEED

THIS CAPITAL SUPPORT DEED (this “Deed”) is dated 14 December 2012 and made between:

(1)	THE REGULATED ENTITIES, being each entity listed in Schedule 1 to this Deed (the “Regulated Entities”);

(2)	THE UNREGULATED ENTITIES, being each entity listed in Schedule 2 to this Deed (the “Unregulated Entities”); and

(3)	SANTANDER UK PLC (“Santander UK”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Affected Party” has the meaning given to it in Clause 11.4.

“Available Resources” means, in relation to any Funding Entity, the amount of its resources that comprise cleared, immediately accessible funds or those of its assets, rights, facilities or other resources that, using its best efforts, are reasonably capable of being converted into cleared, immediately available funds, such that they be made available in accordance with Clauses 5.1 and/or 5.2 or (as the case may be) Clause 7 or Clause 9 but in any event such resources shall be limited:

(a)	in the case of a Regulated Entity or any other Core UK Group Member authorised under Part IV of FSMA, to the sum of its Capital Resources which are in excess of the capital and financial resources requirements to which it is subject under the Regulatory System (taking into account its obligations to maintain adequate liquid resources as part of such capital and financial resources requirements); or

(b)	in the case of a Core UK Group Member not falling under (a) above, to the sum of its Capital Resources which, if paid as Upstream Funds pursuant to a Funding Notice, or repaid pursuant to a Repayment Request, would not cause the value of its liabilities to exceed the value of its assets, taking into account all of its contingent and prospective liabilities; and

(c)	in the case of all Core UK Group Members, to such sum as would not, if required to be paid as Upstream Funds or paid pursuant to a Funding Notice, cause such Funding Entity to be in breach of the Companies Act 2006 and for these purposes such Core UK Group Member shall not be required to prepare interim accounts as provided in Parts 18 or 23 of the Companies Act 2006.

“BIPRU” means the Prudential Sourcebook for Banks, Building Societies and Investment Firms contained within the FSA Handbook.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Capital Resources” has the meaning given to it in the FSA Handbook.

“Capital Resource Requirements” means each Regulated Entity’s obligations under GENPRU 2.1, BIPRU 10 and any other requirements relating to Capital Resources or concentration risk imposed on it by or under the Regulatory System.

“Core UK Group” has the meaning given to it in the FSA Handbook.

“Core UK Group Members” means each of the Parties to this Deed and such further companies as may be notified from time-to-time to the FSA and approved by the FSA as being a member of the Core UK Group, including the Regulated Entities on the date hereof and from time to time thereafter.

“Core Group Waiver” means any waiver granted by the FSA in relation to BIPRU 10.5 and BIPRU 10.8 which exempts all Exposures between each Regulated Entity and the Unregulated Entities from the limits described in BIPRU 10.5.

“Core Tier One Capital” has the meaning given to it in the FSA Handbook.

“Core Tier One Capital Contribution” means a contribution of Capital Resources to a Regulated Entity which qualifies for such Regulated Entity as Core Tier One Capital.

“Core Tier One Capital Request” means a Utilisation Request by a Requesting Entity which specifies that the Capital Resources requested by the Requesting Entity are required in the form of a Core Tier One Capital Contribution.

“Dispute” has the meaning given to it in Clause 21.1.

“DLG Facility Agreement” means the revolving loan facility evidenced by the facility agreement dated 28 May 2010 between Santander UK Plc, Abbey National Treasury Services Plc, Alliance & Leicester Plc, Cater Allen International Limited and Cater Allen Limited.

“Exposure” has the meaning given to it in the FSA Handbook.

“FSA” means the UK Financial Services Authority and its successors from time to time.

“FSA Handbook” means the UK Financial Services Authority Handbook of Rules and Guidance (as amended from time to time).

“FSMA” means the Financial Services and Markets Act 2000;

“Funding Amount” means the amount specified in a Funding Notice.

“Funding Commitment” has the meaning given to it in Clause 9.

“Funding Entity” means, in relation to any Utilisation Request, Repayment Request or Funding Notice (as the case may be), the Core UK Group Member to which that Utilisation Request, Repayment Request or Funding Notice is addressed.

“Funding Notice” means a notice served by a Requesting Entity pursuant to Clause 9 and substantially in the form set out in Schedule 5.

“GENPRU” means the General Prudential Sourcebook contained within the FSA Handbook.

“Group Facility” means any loan, funding commitment or facility provided by a Regulated Entity to a Core UK Group Member other than:

(a)	pursuant to this Deed; or

(b)	which otherwise qualifies as Restricted Indebtedness.

“Group Facilities” has the meaning given to it in Clause 7.

“New Member Designation” has the meaning given to it in Clause 13.2.

“Non Affected Party” has the meaning given to it in Clause 11.4.

“On Demand Amounts” has the meaning given to it in Clause 7.

“On Demand Group Facility” has the meaning given to it in Clause 7.

“Parent” means in relation to a company, any company which directly (or indirectly through other companies of which it is a Parent) owns a majority of the issued share capital of such company.

“Party” means a party to this Deed as at the date hereof or pursuant to the terms of Clause 13.2.

“Recipient” means a Party in receipt of a Repayment Request.

“Regulatory System” has the meaning given to it in the FSA Handbook.

“Repayment Request” means a notice substantially in the form set out in Schedule 4 in relation to a Group Facility.

“Relevant Amount” has the meaning given to it in Clause 7.

“Relevant Date” has the meaning given to it in Clause 7.

“Requesting Entity” means, in relation to any Utilisation Request, Repayment Request or Funding Notice, the Regulated Entity which issues such Utilisation Request, Repayment Request or Funding Notice.

“Requesting Entity Account” means the account specified as such in a Utilisation Request, a Repayment Request or a Funding Notice.

“Restricted Indebtedness” means any Group Facility, Santander UK Loan, the DLG Facility Agreement or any loan made pursuant to Clause 8.4 in respect of which anything done or proposed to be done, pursuant to Clause 2.3.3 and Clause 7 would require a Supervisory Consent.

“Shortfall” means the amount by which the Capital Resources of a Requesting Entity at the relevant time are less than its Capital Resources Requirements.

“Supervisory Consent” means the consent of the FSA or confirmation from the FSA of its non-objection.

“Termination Date” means the date specified as such in a Termination Notice.

“Terminating Member” has the meaning given to it in Clause 11.1.

“Termination Notice” means any notice delivered in accordance with Clause 11.1.

“Santander UK Contribution” means a subscription for ordinary shares in a Requesting Entity or a capital contribution to such Requesting Entity, in either case by Santander UK itself or by another Core UK Group Member pursuant to the procedure under Clause 8.4, in response to a Core Tier One Capital Request and which qualifies as a Core Tier One Capital Contribution.

“Santander UK Loan” means a loan made or to be made by Santander UK under Clause 8, or by another Core UK Group Member pursuant to the procedure under Clause 8.4, to a Requesting Entity pursuant to a Utilisation Request.

“Upstreaming Arrangements” means the upstreaming arrangements described in Clause 5.

“Upstream Funds” has the meaning given to it in Clause 5.1.

“Utilisation” means a utilisation by a Regulated Entity of the Upstreaming Arrangements.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3.

“Utilisation Sum” means in relation to a Utilisation, the amount specified as such in the Utilisation Request for that Utilisation.

1.2	Construction

1.2.1	Unless a contrary indication appears any reference in this Deed to:

(a)	any “deed” is a reference to that deed as amended, novated, supplemented, extended, replaced or restated;

(b)	“assets” includes present and future properties, revenues and rights of every description;

(c)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(d)	except to the extent expressly provided otherwise, terms defined in the FSA Handbook shall have the same meanings when used in this Deed;

(e)	a provision of law is a reference to that provision as amended or re-enacted; and

(f)	a time of day is a reference to London time.

1.2.2	Section, Clause and Schedule headings are for ease of reference only.

1.3	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed. It is acknowledged, however, that the FSA may require a Party to enforce its rights under this Deed.

2.	THE CAPITAL SUPPORT AND UPSTREAMING ARRANGEMENTS

2.1	Purpose

All of the Parties acknowledge and agree that:

2.1.1	the purpose of this Deed and the Upstreaming Arrangements and the Funding Commitment is to provide the Regulated Entities in the Core UK Group with funds in circumstances where a Regulated Entity has breached or reasonably believes that it will breach its Capital Resource Requirements, in order to remedy such breach or anticipated breach; and

2.1.2	this Deed, the Upstreaming Arrangements and the Funding Commitment are intended by the Parties to:

(a)	ensure prompt repayment of liabilities to each Regulated Entity from each other Core UK Group Member and prompt transfer of Capital Resources to each Regulated Entity in the circumstances set out in Clause 2.1.1; and

(b)	constitute a legally binding agreement between each Regulated Entity and each other Core UK Group Member that each of them will, promptly on demand by a Regulated Entity, contribute and/or lend such of its resources as may be available for the purpose in order that they may be applied to increase (or contribute to the increase of) that Regulated Entity’s Capital Resources by an amount required to ensure that the Regulated Entity in question complies with its Capital Resource Requirements (or will continue to comply with its Capital Resource Requirements, as applicable).

2.2	Repayment Requests

It is acknowledged by each Core UK Group Member that, in order to comply with their respective obligations under BIPRU 10, each Regulated Entity is required to demonstrate there is no current or foreseen material practical or legal impediment to the repayment of liabilities due to it under the terms of Group Facilities (other than those Group Facilities which qualify as Restricted Indebtedness) in the circumstances set out in Clause 2.1.1 above1. Each Core UK Group Member therefore agrees and undertakes, subject to the terms of this Deed, that it shall, upon receipt of a Repayment Request, do those things required of it in Clause 7.

2.3	Undertakings

Accordingly, subject to the terms of this Capital Support Deed, each Core UK Group Member agrees and undertakes to each other Party that it shall:

2.3.1	upon receipt of a Utilisation Request from a Regulated Entity do those things required of it as a Funding Entity in Clause 5.1 or where applicable Clause 5.3;

2.3.2	upon receipt of Upstream Funds do those things required of it pursuant to Clause 5.2;

2.3.3	upon receipt of a Repayment Request from a Regulated Entity do those things required of it pursuant to Clause 7;

2.3.4	upon receipt of a direction from Santander UK, assist downstreaming funds to a Requesting Entity pursuant to Clause 8.4; and

2.3.5	comply with any Funding Notice from a Regulated Entity in accordance with Clause 9.

Santander UK agrees and undertakes to each other Party that it will apply all Upstream Funds received by it in accordance with Clause 8.

2.4	Acknowledgement

Each of the Parties acknowledges that the purpose of entering into this Capital Support Deed is to enable the Core UK Group to secure a modification of a regulatory requirement under BIPRU that would otherwise require each Regulated Entity to apply disadvantageous risk weightings to Exposures to other Core UK Group Members, which Exposures result from the provision, amongst other things, of funding or facilities by the Regulated Entities to other Core UK Group Members. It is acknowledged by each Core UK Group Member that the terms of such funding or facilities are more advantageous than those that could otherwise be obtained from external lenders.

3.	UTILISATION

3.1	Delivery of a Utilisation Request

Each Regulated Entity may utilise the Upstreaming Arrangements by delivery to some or all of the Core UK Group Members (each a “Funding Entity”) of a duly completed Utilisation Request. The Utilisation Request shall be copied to Santander UK.

[1]	BIPRU 10.8A.2 R6

4.	CONDITIONS TO UTILISATION

4.1	Conditions to Utilisation

No Funding Entity shall be obliged to do those things required of it pursuant to Clause 5 unless:

4.1.1	on the date of the Utilisation Request, the Requesting Entity has breached, or reasonably believes that it will breach, its Capital Resource Requirements, and has certified the same to the Funding Entity in the Utilisation Request;

4.1.2	the Requesting Entity has delivered to the Funding Entity a duly executed Utilisation Request; and

4.1.3	at the time of receipt of the Utilisation Request the Funding Entity is a Core UK Group Member.

5.	UPSTREAMING ARRANGEMENTS

5.1	Provided that the conditions set out in Clause 4 of this Deed have been met, the Funding Entity shall, promptly (having regard to any requirements of applicable law or regulation) realise and pay out of its Available Resources an amount equal to, or as close as possible to, the Utilisation Sum by means of:

5.1.1	declaring and making a distribution of cash to its members (whether by way of dividend or otherwise) in accordance with Part 23 of the Companies Act 2006;

5.1.2	repurchasing or redeeming its members’ shares for cash in accordance with Part 18 of the Companies Act 2006; and/or

5.1.3	undertaking a reduction or other reorganisation of its capital in order to maximise its distributable profits available for undertaking such distribution or repurchase or redemption of shares;

the sums realised and paid to its members by each Funding Entity by such means being the “Upstream Funds”. The Upstream Funds shall be paid to the members of the Funding Entity or, as such members of the Funding Entity entitled to be paid them shall direct. To the extent that the Requesting Entity is a member of the relevant Funding Entity, the receipt by it of funds under this Clause 5.1 shall satisfy the obligations of the Funding Entity with respect to such Utilisation Request but this will not prevent the Requesting Entity serving one or more further Utilisation Requests on one or more other Funding Entities in respect of the balance (if any) of the Utilisation Sum.

5.2

Any Core UK Group Member (other than Santander UK or the Requesting Entity) which receives Upstream Funds by reason of being a member of a Funding Entity shall on a prompt and timely basis undertake the same actions as those required of a Funding Entity pursuant to Clause 5.1 of this Deed in order, so far as legally practicable, to pass any Upstream Funds received by such Core UK Group Member from the Funding Entity (or which would have been so received by such Core UK Group Member but for a direction given by it under Clause 5.1) to its members, or as its members may direct, and so on, by each Core UK Group Member so receiving

Upstream Funds (or who would have received such funds as aforesaid), mutatis mutandis, until the Upstream Funds are received by Santander UK or the Requesting Entity itself.

5.3	If the Funding Entity receiving a Utilisation Request is, in relation to a Requesting Entity, its Parent, the Funding Entity shall, subject to the conditions in Clause 4 having been met, satisfy its obligations under this Clause 5 by providing the Utilisation Sum, or if less, the amount equal to its Available Resources, to the Requesting Entity directly (or through any other Core UK Group Member of which it is a Parent) using, at its option, one or more of the mechanisms referred to in Clause 8.2 if the Utilisation Request specifies that Core Tier One Capital is required) or, in any other case, one or more of the mechanisms referred to in Clause 8.3. In such circumstances, any Core UK Group Member of which the Funding Entity is a Parent and which itself is a Parent of the Requesting Entity, shall, to the extent required by the Funding Entity, comply with the provisions of Clause 8.4 mutatis mutandis to ensure that the relevant Utilisation Sum and/or Available Resources (as the case may be) are received by the Requesting Entity.

6.	AVAILABLE RESOURCES

6.1

A Core UK Group Member will only be obliged to make Upstream Funds available pursuant to Clause 5 to the extent that its aggregate obligations under Clause 5.1 and/or 5.2 and/or 5.3 (as the case may be), and, if applicable, under Clause 7, in its sole and absolute discretion, will not, when paid in accordance with Clauses 5.1 and/or 5.2 and/or 5.3 and Clause 7 (as applicable), exceed the Available Resources of the Funding Entity. A Core UK Group Member will only be obliged to comply with a Funding Notice pursuant to Clause 9 to the extent that it has Available Resources[2].

6.2	For the purposes of determining whether it has Available Resources a Funding Entity shall be entitled to assume (whether or not it shall have received a Repayment Request) that, to the extent that the Regulated Entity serving the Utilisation Request or Funding Notice has provided any Group Facility to the Funding Entity, sums drawn down under that Group Facility will be required to be repaid if due and payable and the Group Facility will be cancelled.

6.3	To the extent that a Funding Entity or another Core UK Group Member in receipt of Upstream Funds determines that its Available Resources are insufficient to satisfy the Utilisation Sum in full or, as the case may be, pass an upstream amount equal to the Upstream Funds received in accordance with Clause 5.2, it will (without prejudice to complying with its obligation to comply with the Utilisation Request, or pass on Upstream Funds, in accordance with Clause 5 to the extent of its Available Resources) promptly (that is within 2 Business Days if practicable), and in any event within 5 Business Days of the date of the Utilisation Request notify in writing the Requesting Entity and Santander UK of the amount of its Available Resources. It will also, in all cases where it receives a Utilisation Request or receives (or will receive) Upstream Funds, notify Santander UK and the Requesting Entity promptly (that is within 2 Business Days if practicable), and in any event within 5 Business Days of the Utilisation Request, of the estimated time which it will require (which estimated time shall be as soon as practicable taking into account compliance with any applicable legal and regulatory requirements and the need to realise any relevant resources) to effect the transfer of the relevant Upstream Funds in accordance with Clause 5.

[2]	BIPRU 10.8A.7 G.2

7.	REPAYMENT OF SUMS ADVANCED UNDER A GROUP FACILITY

7.1	Effect of Repayment Request

Subject to the below, the Parties hereby confirm that upon the delivery of a Repayment Request to a Funding Entity (the “Relevant Date”), the sums outstanding under the terms of a Group Facility (or if there is more than one outstanding, the “Group Facilities”) between the Requesting Entity and the Funding Entity which, pursuant to their terms, are ‘on demand’ (howsoever described and with the effect that amounts due thereunder are capable of becoming immediately due and payable upon a demand by the Requesting Entity) (an “On Demand Group Facility”, and such amounts outstanding, the “On Demand Amounts”) are at least equal to the amount stated in the Repayment Request (or, if less, the amount equal to the Available Resources of such Funding Entity) (such amount, the “Relevant Amount”).

7.2	Conditions to issue of Repayment Request

7.2.1	No Repayment Request shall be served on any Party under this Deed unless, on the date of the Repayment Request, the Requesting Entity has or reasonably believes that it will breach its Capital Resource Requirements and has certified the same to the Recipient in the Repayment Request.

7.2.2

Upon receipt of a Repayment Request the Funding Entity shall promptly, but in any event within 2 Business Days, repay to the Regulated Entity issuing the Repayment Request the amount specified in the Repayment Request or, if less, the amount of its Available Resources. For these purposes the Funding Entity, in calculating its Available Resources, shall take into account its obligation to pay Upstream Funds pursuant to any Utilisation Request received by the Funding Entity (whether or not such Upstream Funds shall have been actually paid at the date of the Repayment Notice)[3].

7.2.3	To the extent that the Available Resources of a Funding Entity as aforesaid are less than the amount specified in the Repayment Request, the Funding Entity will promptly but in any event within 2 Business Days of the Repayment Request notify in writing the Requesting Entity and Santander UK of the amount of its Available Resources.

7.2.4	A Regulated Entity shall utilise the DLG Facility Agreement in preference to serving a Repayment Request on another Regulated Entity.

8.	OBLIGATION OF SANTANDER UK TO PROVIDE CAPITAL RESOURCES TO A REGULATED ENTITY

8.1	Santander UK shall promptly apply all amounts received by it as Upstream Funds under the Upstreaming Arrangements described in Clause 5 hereof in accordance with this Clause 8.

[3]	BIPRU 10.8A.6 G(1)

8.2	Core Tier One Capital

Where a Utilisation Request specifies that the Requesting Entity requires Core Tier One Capital, Santander UK shall apply the Upstream Funds actually received by it from a Funding Entity or any other Core UK Group Member pursuant to such Utilisation Request either:

8.2.1	to the extent that it is legally possible to do so, in subscribing for ordinary shares in the Requesting Entity at a price per share equal to the par value of such shares.

8.2.2	or to the extent that it is legally impossible for any reason (including, but not limited to, any provision of the Companies Act 2006) for Santander UK to apply the full amount of the Upstream Funds received by it in accordance with Clause 8.2.1, or Santander UK determines that, although legally possible, it prefers not to do so, by transferring to the Requesting Entity Account by way of capital contribution such portion of the Upstream Funds as are not applied in accordance with Clause 8.2.1.

8.3	Other Capital Resources

Where the Utilisation Request does not specify that the Requesting Entity requires Core Tier One Capital, Santander UK shall apply the Upstream Funds actually received by it from a Funding Entity or any other Core UK Group Member pursuant to such Utilisation Request at the option of Santander UK in the form of a loan, subscription for shares, capital contribution or such other form as Santander UK may determine, provided that such form should satisfy the applicable requirements for the Requesting Entity having received such funds, to meet its Capital Resource Requirements, provided that the aggregate amount applied in accordance with this Clause shall equal the amount of the Upstream Funds so received by Santander UK.

8.4	Santander UK may at its option, in lieu of itself providing the Upstream Funds directly to the Requesting Entity, pursuant to this Clause 8.4, provide such Upstream Funds to another Core UK Group Member on condition that such other Core UK Group Member applies such Upstream Funds in accordance with the terms of this Clause 8 as if it were Santander UK, mutatis mutandis, and each Party undertakes that, upon receipt of such Upstream Funds, it will (unless it is itself a Requesting Entity in relation to such Upstream Funds) comply with the provisions of this Clause 8.

9.	FUNDING COMMITMENT

9.1

To the extent that any Requesting Entity has served one or more Utilisation Requests and/or one or more Repayment Requests in accordance with this Deed and, within 2 Business Days of serving the first such Request, has not received confirmation that it will receive funds equal to the Shortfall within a period which the Requesting Entity, considers to be satisfactory to rectify its capital resources position it may serve a further notice or notices on any one or more Core UK Group Members (a “Funding Notice”) requesting each such Core UK Group Member(s) to apply such amount specified in the Funding Notice (the “Funding Amount”), or if less, an amount equal to its Available Resources in making a loan to the Requesting Entity on such terms as the Requesting Entity may request (provided that such terms should satisfy the applicable requirements for the Requesting Entity to meet its Capital Resource Requirements). The Funding Notice shall be copied to Santander UK. On receipt of a Funding Notice the relevant Core UK Group Member will notify the Requesting Entity promptly and in any event within 2 Business Days of the amount of its Available Resources or confirm that its Available Resources exceed the Funding Amount specified in the Funding Notice and shall advance the Funding Amount (or, if less, an amount equal to the Available Resources) to the Requesting Entity promptly but in any event within 5 Business Days of the date of the Funding Notice. The maximum aggregate amount which the Core UK Group Members may be required to advance under this Clause shall not (together with sums paid pursuant to any relevant Utilisation Request or Repayment Request) exceed the amount of the Shortfall.

9.2	No Funding Entity shall be obliged to advance a Funding Amount to a Requesting Entity under this Clause 9 unless at the time of the Funding Notice the Funding Entity is a Core UK Group Member.

9.3	If it considers the Shortfall needs to be rectified within a period shorter than that which would be practicable by following the Upstreaming Arrangements in Clause 5 or the delivery of a Repayment Request pursuant to Clause 7, a Requesting Entity may issue one or more Funding Notices under this Clause 9 without first serving any Utilisation Requests under Clause 5, or Repayment Request under Clause 7.

10.	WARRANTIES

10.1	Each Party warrants to each other Party as at the date of this Deed in the terms set out in Clauses 10.2 to 10.4 below.

10.2	Incorporation and existence

The Party is:

10.2.1	in the case of each of the Core UK Group Members (apart from Abbey National Treasury Services Overseas Holdings and Abbey National Property Investments), a limited company duly incorporated under the law of England and Wales and has been in continuous existence since incorporation; and

10.2.2	in the case of each of Abbey National Treasury Services Overseas Holdings and Abbey National Property Investments, an unlimited company duly incorporated under the law of England and Wales, and has been in continuous existence since incorporation.

10.3	Right, power, authority and action

The Party has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Deed and each document to be executed in connection with it.

10.4	Binding agreements

The Party’s obligations under this Deed and each document to be executed in connection with it are, or when the relevant document is executed will be, legally enforceable.

11.	TERMINATION

11.1	Voluntary Termination

Each Core UK Group Member (a “Terminating Member”) may terminate its rights and obligations under this Deed by giving not less than 3 months (or such shorter period as Santander UK agrees to accept) written notice (a “Termination Notice”) to Santander UK. On the date specified in the notice such Core UK Group Member will cease to be a Core UK Group Member (the “Termination Date”).

11.2	Termination where Party ceases to be eligible as a Core UK Group Member

If a Party ceases to be eligible to be a Core UK Group Member it shall be immediately relieved of its further obligations under this Deed (but without affecting its accrued rights and obligations under this Deed as of that date) and shall no longer be entitled (if it was so entitled) to issue any Utilisation Request, Repayment Request or Funding Notice hereunder.

11.3	Effect of Termination Notice

The following shall apply in respect of each Termination Notice:

11.3.1	On the Termination Date, the further rights and obligations of the Terminating Member (as defined above) shall cease, but termination shall not affect a Party’s accrued rights and obligations under this Deed at the date of termination.

11.3.2	Any Termination Notice delivered under Clause 11.1 shall be irrevocable.

11.4	Termination where FSA revokes Core Group Waiver

If at any time, the FSA revokes its concession to allow some (or all) of the Regulated Entities to benefit from a Core Group Waiver (each entity subject to the revocation, an “Affected Party” and each Party not subject to such revocation, a “Non Affected Party”), then the further rights and obligations of each Affected Entity under this Deed shall cease to be effective on such date, provided that such termination shall not affect either an Affected Entity’s accrued rights and obligations under this Deed at the date of termination or a Non Affected Party’s continuing rights and obligations under this Deed.

12.	COSTS AND EXPENSES

12.1	Transaction expenses

Each Party will bear all its own costs and expenses (including, but not limited to, legal fees) incurred in connection with the negotiation, preparation, printing and execution of this Deed and any other documents referred to in this Deed.

13.	CHANGES TO THE PARTIES

13.1	Save as expressly provided hereunder, no Party may assign any of its rights or transfer any of its rights or obligations under this Deed.

13.2	Each Party agrees that Santander UK shall (by giving reasonable notice to the other Parties hereto) have the right to designate any additional entities which, from time to time, become eligible to become a Core UK Group Member, as a Party to this Deed (a “New Member Designation”).

13.3	Any such New Member Designation shall be effected as of (and with effect from) the date on which such new entity accedes to the terms of this Deed as if it were an original Party substantially on the terms set out in Schedule 6 to this Deed and thereafter all references to a Party (and, as applicable to Regulated Entities or Unregulated Entities) shall be deemed to refer to such additional Core UK Group Member, as the context may require.

14.	NOTICES

14.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax, letter or electronic mail.

14.2	Addresses

The address, and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is:

Name of Recipient Core UK Group Member

Company Secretary, 2 Triton Square, Regent’s Place, London NW1 3AN

email address: ants.secretariat@santander.co.uk

or any substitute address, electronic mail address or department or officer as Santander UK may notify to the other Parties by not less than five Business Days’ notice.

14.3	Delivery

Any communication or document made or delivered by one Party to another under or in connection with this Deed will only be effective:

14.3.1	if by way of fax, when received in legible form;

14.3.2	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post (with postage prepaid in an envelope addressed to it at that address); or

14.3.3	if by way of electronic mail, when actually received in readable form,

and, if a particular department or officer is specified as part of its address details provided under Clause 14.2, if addressed to that department or officer or to such other address, department or officer as may have been notified by Santander UK for the purpose from time to time hereunder.

15.	PARTIAL INVALIDITY

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

16.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Funding Entity, any right or remedy under this Deed shall operate as a waiver of any such right or remedy or constitute an election to affirm this Deed. No election to affirm this Deed on the part of the Funding Entity shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

17.	AMENDMENTS

Any term of this Deed may be amended only with the consent of each Party hereto.

18.	ENTIRE DEED

This Deed constitutes the entire agreement between the Parties and each Party acknowledges that it has not relied upon any representations, warranties, collateral contracts or other assurances in entering into this Deed.

19.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

20.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

21.	ENFORCEMENT

21.1	Jurisdiction

21.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or the consequences of its nullity or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

21.1.2	Subject to Clause 21.1.1 above, the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Deed has been entered into on the date stated at the beginning of this Deed.

SCHEDULE 1

THE REGULATED ENTITIES

Abbey National Treasury Services plc

Cater Allen Limited

Santander UK plc

SCHEDULE 2

THE UNREGULATED ENTITIES

2 & 3 Triton Limited

A & L CF March (5) Limited

A & L CF June (3) Limited

Abbey National Property Investments

Abbey National Treasury Services Overseas Holdings

Alliance & Leicester Personal Finance Limited

Mitre Capital Partners Limited

Santander Asset Finance (December) Limited

Santander Asset Finance plc

Santander Cards Limited

Santander Cards UK Limited

Santander Consumer Credit Services Limited

Santander Consumer (UK) plc

Santander Estates Limited

Santander Private Banking UK Limited

SCHEDULE 3

UTILISATION REQUEST

From:	[Requesting Entity]
To:	[Funding Entity]
Copy:	[Santander UK]
Dated:

Dear Sirs

Capital Support Deed

dated [—] 2012 (the “Deed”)

1.	We refer to the Deed. This is a Utilisation Request. Terms defined in the Deed have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We request that you attempt, pursuant to Clause 5 of the Deed, to realise the following Utilisation Sum by the means specified in that Clause:

Utilisation Sum:                     [        ]

3.	For the purposes of Clause 4.1, we hereby certify that on the date of this Utilisation Request we have breached, or believe that we will breach, our Capital Resource Requirements and the amount of the Utilisation Sum (aggregated with any other Utilisation Requests and Repayment Requests which are satisfied in full) will be no more than is reasonably required to rectify or avoid such breach.

4.	For the purposes of Clause 8, we [require/do not require] Santander UK to contribute Core Tier One Capital rather than a Santander UK Loan in the following amount [ ].

5.	The Requesting Entity Account is [account].

6.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[REQUESTING ENTITY]

SCHEDULE 4

REPAYMENT REQUEST

Form of Repayment Request

[Obligor’s Address]

Dear Sirs,

[Date]

Repayment Request

We refer to the Capital Support Deed dated [            ] 2012 and made between, inter alia, you and ourselves. Terms used but not otherwise defined in this letter shall have the same meaning as in the Capital Support Deed.

Pursuant to Clause 7 of the Capital Support Deed and the Utilisation Request delivered to you on [        ], we hereby give you notice that the outstanding amounts under each On Demand Group Facility owed by you to us, are now immediately due and payable, in an aggregate amount equal to the Relevant Amount.

All payments should be made within [    ] days of the date hereof to the following account:

[Account Details]

This letter is without prejudice to any other rights which we may have in respect of the amounts due in terms of the relevant On Demand Group Facility or as a matter of general law.

This letter and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with English law.

Yours faithfully,

[AUTHORISED SIGNATORY]

For and on behalf of [NAME OF INTRA-GROUP LENDER]

Date

SCHEDULE 5

FUNDING NOTICE

From:	[Requesting Entity]
To:	[Core UK Group Member]
Copy:	[Santander UK]

Dated:

Dear Sirs

Capital Support Deed

dated [—] 20[    ] (the “Deed”)

1.	We refer to the Deed. This is a Funding Notice. Terms defined in the Deed have the same meaning in this Funding Notice unless given a different meaning in this Funding Notice.

2.	We request that you make, pursuant to [Clause 9.1]/ [Clause 9.3] of the Deed, a loan to us (such that we satisfy the applicable Capital Resource Requirements) in the following Funding Amount:

Funding Amount:                     [        ]

or if less, an amount equal to your Available Resources.

3.	As required pursuant to Clause 9.1:

(a)	please notify us within [ ] days of the date of this Funding Notice of the amount of your Available Resources or confirm that your Available Resources exceed the Funding Amount specified above; and

(b)	please advance the Funding Amount (or, if less, an amount equal to the Available Resources) to us within [ ] days of the date of this Funding Notice.

Yours faithfully

authorised signatory for

[REQUESTING ENTITY]

SCHEDULE 6

DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on [            ] 20[    ]

BY [        ] of [        ] (the “Covenantor”) in favour of the persons whose names are set out in the schedule to this Deed and for the benefit of every other person who becomes a party to the Capital Support Deed (as subsequently defined) after the date of this Deed and is SUPPLEMENTAL to a Capital Support Deed dated [            ] 2012 made between the parties thereto (the “Capital Support Deed”).

INTRODUCTION:

(A)	The Covenantor has become, or will on or about the date of this Deed become, a Core UK Group Member.

(B)	This Deed is made in compliance with Clause [13.2] of the Capital Support Deed under which each Party to the Capital Support Deed undertakes to procure, to the extent reasonably within its power to do so, that any entity which shall from time to time become eligible to become a Core UK Group Member shall accede to the terms of the Capital Support Deed as if it were an original Party thereto.

(C)	Words and expressions defined in the Capital Support Deed shall have the same meaning when used in this Deed.

THIS DEED WITNESSES as follows:

1.	The Covenantor confirms that it has been given, and that its directors and/or officers have read, a copy of the Capital Support Deed and, pursuant to Clause [13.2] of the Capital Support Deed, covenants with and for the benefit of each person named in the schedule to this Deed and for the benefit of any other person who becomes a Party to the Capital Support Deed after the date of this Deed to perform, comply with and be bound by all the terms of the Capital Support Deed as if the Covenantor was an original Party to the Capital Support Deed and was named in it as a [Regulated Entity] [Unregulated Entity] with the intent that the Covenantor shall be entitled to the rights and subject to the obligations of a [Regulated Entity] [Unregulated Entity] thereunder.

2.	The address of the Covenantor for the purposes of Clause [14] (Notices) of the Capital Support Deed is [as above] [as follows]:

[

]

[Fax No:	[ ]]

(attention of:	[ ])

3.	This Deed and all matters arising from or connected with it are governed by English law and the Covenantor agrees to submit to the exclusive jurisdiction of the courts of England. The terms of clauses 20 (Governing Law) and 21 (Enforcement) of the Capital Support Deed shall apply to this Deed as if they were each incorporated in it.

IN WITNESS WHEREOF this Deed has been executed by the Covenantor and is intended to be and is delivered as a deed on the date written at the beginning of this Deed.

Executed by the Covenantor as a Deed

EXECUTION PAGES

Executed as a deed, but not delivered until the	)	/s/ Steve Pateman
first date specified on page 1, by	)
SANTANDER UK PLC acting by a	)
Director:	)

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address: 2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Facsimile No: +44 207 756 5650

Email: ants.secretariat@santander.co.uk

Attention: Company Secretary

Executed as a deed, but not delivered until the	)	/s/ David Green
first date specified on page 1, by ABBEY	)
NATIONAL TREASURY SERVICES PLC	)
acting by a Director:	)

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Facsimile No: +44 207 756 5650

Email: ants.secretariat@santander.co.uk

Attention: Company Secretary

Executed as a deed, but not delivered until the	)	/s/ David Green
first date specified on page 1, by CATER	)
ALLEN LIMITED acting by a Director:	)
)

Witness signature:	/s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email:	ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by 2 & 3 TRITON LIMITED acting by a Director:	)	/s/ David Green
)
)

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by A & L CF JUNE (3) LIMITED acting by a Director:	) ) )	/s/ Colin Morley

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by A & L CF MARCH (5) LIMITED acting by a Director:	) ) )	/s/ Colin Morley

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by ABBEY NATIONAL PROPERTY INVESTMENTS acting by a Director:	) ) )	/s/ David Green

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by ABBEY NATIONAL TREASURY SERVICES OVERSEAS HOLDINGS acting by a Director:	) ) )	/s/ David Green

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by ALLIANCE & LEICESTER PERSONAL FINANCE LIMITED acting by a duly authorized sealing officer:	) ) )	[SEAL]

/s/ Jessica Petrie

Witness signature:

Witness name:

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by MITRE CAPITAL PARTNERS LIMITED acting by a Director:	) ) )	/s/ Colin Morley

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by SANTANDER ASSET FINANCE (DECEMBER) LIMITED acting by a Director:	) ) )	/s/ Colin Morley

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by SANTANDER ASSET FINANCE PLC acting by a Director:	) ) ) )	/s/ Colin Morley

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address: 2 Triton Square
Regent’s Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by SANTANDER CARDS LIMITED acting by a Director:	)	/s/ Juan Olaizola
)
)

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by SANTANDER CARDS UK LIMITED acting by a Director:	)	/s/ Juan Olaizola
)
)
)

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address: 2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by SANTANDER CONSUMER (UK) PLC acting by a Director:	) ) ) )	/s/ Mónica Cueva

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regent’s Place, London NW1 3AN

Address:	3 Princess Way
Redhill
Surrey RH1 1SR
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by SANTANDER CONSUMER CREDIT SERVICES LIMITED acting a Director:	)	/s/ David Green
)
)
)

Witness signature: /s/ Cheryl Samuels

Witness name: Cheryl Samuels

Witness address: 2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email: ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention: Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by SANTANDER ESTATES LIMITED acting by a Director:	)	/s/ Norman Wren
)
)
)

Witness signature:	/s/ Cheryl Samuels

Witness name:	Cheryl Samuels

Witness address:	2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email:	ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention:	Santander Secretariat Services Limited

Executed as a deed, but not delivered until the first date specified on page 1, by SANTANDER PRIVATE BANKING UK LIMITED acting by a Director:	) ) )	/s/ David Green

Witness signature:	/s/ Cheryl Samuels

Witness name:	Cheryl Samuels

Witness address:	2 Triton Square, Regents Place, London NW1 3AN

Address:	2 Triton Square
Regents Place
London NW1 3AN
United Kingdom

Email:	ants.secretariat@santander.co.uk

Facsimile No: +44 207 756 5650

Attention:	Santander Secretariat Services Limited